Exhibit 99.2

SONNET BIOTHERAPEUTICS, INC.

Sonnet Biotherapeutics, Inc.

Balance Sheets

(unaudited)

	December 31, 2019	September 30, 2019
Assets
Current assets:
Cash	$889,493	$35,653
Prepaid expenses other current assets	19,484	4,101
Total current assets	908,977	39,754
Property and equipment	48,414	—
Total assets	$957,391	$39,754
Liabilities and stockholders’ deficit
Current liabilities:
Related-party notes	$919	$217,380
Accounts payable	3,207,287	1,842,996
Accrued expenses	148,696	824,865
Total liabilities	3,356,902	2,885,241
Commitments (note 7)
Stockholders’ deficit:
Preferred stock; no par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; no par value: 100,000,000 shares authorized; 53,339,250 and 52,055,250 issued and outstanding at December 31, 2019 and September 30, 2019, respectively	12,509,685	9,594,655
Accumulated deficit	(14,909,196)	(12,440,142)
Total stockholders’ deficit	(2,399,511)	(2,845,487)
Total liabilities and stockholders’ deficit	$957,391	$39,754

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Statements of Operations

(unaudited)

	Three Months Ended December 31,
	2019	2018
Operating expenses:
Research and development	$1,408,148	$57,985
General and administrative	1,060,906	98,064
Loss from operations	(2,469,054)	(156,049)

Interest expense	—	(135,998)
Net loss	$(2,469,054)	$(292,047)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.05)	$(0.01)
Weighted average shares outstanding, basic and diluted	52,470,467	48,029,364

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Statements of Changes in Stockholders’ Deficit

(unaudited)

	Common stock		Accumulated
	Shares	Amount	deficit	Total
Balance at September 30, 2019	52,055,250	$9,594,655	$(12,440,142)	$(2,845,487)
Sale of common stock, net of issuance cost	1,204,000	2,715,030	—	2,715,030
Issuance of common stock to settle related-party notes	80,000	200,000	—	200,000
Net loss	—	—	(2,469,054)	(2,469,054)
Balance at December 31, 2019	53,339,250	$12,509,685	$(14,909,196)	$(2,399,511)

	Common stock		Accumulated
	Shares	Amount	deficit	Total
Balance at September 30, 2018	47,104,500	$5,177,655	$(7,568,931)	$(2,391,276)
Sale of common stock, net of issuance cost	812,500	629,000	—	629,000
Conversion of convertible promissory notes into common stock	1,250,000	1,000,000	—	1,000,000
Issuance of common stock to settle related-party notes	275,000	220,000	—	220,000
Net loss	—	—	(292,047)	(292,047)
Balance at December 31, 2018	49,442,000	$7,026,655	$(7,860,978)	$(834,323)

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Statements of Cash Flows

(unaudited)

	Three Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(2,469,054)	$(292,047)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash interest	—	86,233
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(15,383)	(7,547)
Accounts payable	1,337,625	(99,653)
Accrued expenses	(661,169)	2,742
Net cash used in operating activities	(1,807,981)	(310,272)
Cash flows from investing activities:
Purchases of property and equipment	(21,748)	—
Net cash used in investing activities	(21,748)	—
Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance costs	2,700,030	629,000
Proceeds received from related-party notes	30,000	2,000
Repayments of related-party notes	(46,461)	(280,554)
Net cash provided by financing activities	2,683,569	350,446

Net increase in cash	853,840	40,174
Cash, beginning of period	35,653	5,419
Cash, end of period	$889,493	$45,593
Supplemental disclosure of non-cash investing and financing activities:
Conversion of convertible promissory note into common stock	$—	$1,000,000
Issuance of common stock to settle related-party notes	$200,000	$220,000
Additions to property and equipment in accounts payable	$26,666	$—

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(1) Nature of Business and Liquidity

Sonnet BioTherapeutics, Inc. (the Company or Sonnet) was incorporated as a New Jersey corporation on April 6, 2015. The Company is a clinical stage, oncology-focused biotechnology company with a proprietary platform for innovating biologic medicines of single- or bi-specific action. Known as FHAB™ (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. The Company’s pipeline of therapeutic compounds for oncology indications of high unmet medical need includes lead candidate, SON-080, a fully human version of low dose Interleukin-6 (IL-6) that has successfully completed Phase I clinical trials and will advance to a pilot efficacy study in patients with chemotherapy-induced peripheral neuropathy (CIPN) during 2020.

The Company has incurred recurring losses and negative cash flows from operations activities since inception and it expects to generate losses from operations for the foreseeable future primarily due to research and development costs for its potential product candidates. As of December 31, 2019, the Company had cash of $889,493 and stockholders deficit of $2,399,511. The Company believes its cash at December 31, 2019 and the aggregate net proceeds of $8,855,000 received through April 1 2020 (see Note 8), are sufficient to fund the Company’s projected operations into the third quarter of fiscal 2021.

The Company will require additional capital in the future through equity or debt financings, partnerships, collaborations, or other sources to carry out the Company’s planned development activities. If additional capital is not secured when required, the Company may need to delay or curtail its operations until such funding is received. Various internal and external factors will affect whether and when the Company’s product candidates become approved for marketing and successful commercialization. The regulatory approval and market acceptance of the Company’s products candidates, length of time and cost of developing and commercializing these product candidates and/or failure of them at any stage of the approval process will materially affect the Company’s financial condition and future operations.

Operations since inception have consisted primarily of organizing the Company, securing financing, developing its technologies through performing research and development and conducting preclinical studies. The Company faces risks associated with companies whose products are in development. These risks include the need for additional financing to complete its research and development, achieving its research and development objectives, defending its intellectual property rights, recruiting and retaining skilled personnel, and dependence on key members of management.

(2) Summary of Significant Accounting Policies

(a) Basis of presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as found in the Accounting Standard Codification (“ASC”) and Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”). In the opinion of management, the accompanying unaudited interim financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited interim financial statements) considered necessary to present fairly the Company’s financial position as of December 31, 2019, its results of operations and cash flows for the three months ended December 31, 2019 and 2018. The unaudited interim financial statements presented herein do not contain the required disclosures under GAAP for annual financial statements and should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended September 30, 2019.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(b) Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed, and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

(c) Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of the asset. Expenditures for repairs and maintenance that do not extend the estimated useful life or improve an asset are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation and amortization of assets disposed of are removed from the accounts, and any resulting gain or loss is included in the statement of operations and comprehensive loss. As of December 31, 2019, the plant property and equipment balance was comprised of leasehold improvements associated with the Princeton office lease discussed in Note 7. These improvements were not placed in service as of December 31, 2019.

(d) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires a lessee to record a right-of-use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date, or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The standard is effective for the Company beginning October 1, 2020, with early adoption permitted. The Company is currently evaluating the potential impact of the adoption of this standard on its related disclosures.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurements, which changes the fair value measurement disclosure requirements of ASC 820. The goal of the ASU is to improve the effectiveness of ASC 820’s disclosure requirements. The standard is applicable to public business entities for fiscal years beginning after December 15, 2019, and interim periods within those years. The Company is currently evaluating the potential impact of the adoption of this standard on its related disclosures.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(3) Accrued Expenses

Accrued expenses consisted of the following:

	December 31, 2019	September 30, 2019
Compensation and benefits	$22,319	$166,951
Professional fees	126,378	657,914
	$148,697	$824,865

(4) Debt

Related party notes

During the three months ended December 31, 2019 and 2018, the Company issued unsecured notes payable to various related parties resulting in cash proceeds of $30,000 and $2,000, respectively. These notes are payable on demand and payments of $46,461 and $280,554 were made during the three months ended December 31, 2019 and 2018, respectively. The interest on these notes was de minimis during each of those periods.

In October 2019 and December 2018, the Company issued 80,000 and 275,000 shares of common stock to settle $200,000 and $220,000 of related party notes, respectively.

The total amount of related party notes outstanding was $919 and $217,380 at December 31, 2019 and September 30, 2019, respectively.

(5) Stockholders’ Deficit

Common stock

During the three months ended December 31, 2019, the Company sold 12,040 equity units to investors for net proceeds of $2,715,030. Each unit was comprised of 100 shares of common stock and 50 warrants to purchase shares of the Company’s common stock with an exercise price of $3.125. As of December 31, 2019, the Company had 722,000 warrants outstanding which expire three years from the date the Company’s stock is listed for trading on a stock exchange and each warrant has an exercise price of $3.125.

During the three months ended December 31, 2018, the Company sold 812,500 shares of common stock to investors for net proceeds of $629,000.

(6) Related Party Transactions

During the three months ended December 31, 2019 and 2018, the Company entered into various debt agreements with several officers of the Company. The terms of the debt and related components are further described in more detail in Note 4.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(7) Commitments

(a) Legal Proceedings

From time to time, the Company is a party to various lawsuits, claims, and other legal proceedings that arise in the ordinary course of its business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

(b) Employment Agreements

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation of benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the contract. In addition, in the event of termination of employment following a change in control, as defined, either by the Company without cause or by the employee for good reason, any unvested portion of the employee’s initial stock option grant becomes immediately vested. Through December 31, 2019 no stock options have been granted.

(c) Operating Leases

The Company leases office space under various operating leases with terms of one year or less and expiring through May 2020. Rent expense related to the Company’s operating leases was $24,702 for the three months ended December 31, 2019. Rent expense was de minimis for the three months ended December 31, 2018.

In December 2019, the Company entered into a 36 month lease for office space in Princeton, New Jersey, which commences in February 2020. Monthly minimum lease payments are initially $7,909 for the first 12 months, $8,068 for the next 12 months, and $8,229 for the last 12 months.

(8) Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through April 1, 2020, the date at which the interim financial statements were available to be issued, and there are no other items requiring disclosure except for the following:

Sale of Common Stock

During the three months ended March 31, 2020, the Company sold 5,420 units of equity to investors for net proceeds of $1,355,000. Each unit was comprised of 100 shares of common stock and 50 warrants to purchase shares of common stock at an exercise price of $3.125 per share and for a period of three years from the date the Company’s stock is listed for trading on a stock exchange.

Relief Therapeutics SA

In August 2019, the Company executed a Share Exchange Agreement with Relief Therapeutics SA (“Relief”), in which the Company will acquire the outstanding shares of Relief by issuing 7,111,947 shares of the Company’s common stock. The Company will assume the development of Relief’s asset, atexakin alfa, together with its proprietary experimental drugs. The acquisition of relief closed on April 1, 2020.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

Merger with Sonnet BioTherapeutics Holdings, Inc.

On October 10, 2019, Sonnet BioTherapeutics Holdings, Inc. (formerly known as Chanticleer Holdings, Inc.) (“Sonnet Holdings”), its wholly owned subsidiary, Biosub Inc., and the Company entered into a Merger Agreement, as amended on February 7, 2020, pursuant to which Biosub Inc. will merge with and into the Company, with the Company continuing as a wholly-owned subsidiary of Sonnet Holdings and the surviving corporation of the merger. The merger closed on April 1, 2020.

In connection with the transactions contemplated by the merger, on February 7, 2020, the Company and Sonnet Holdings entered into a securities purchase agreement, with certain accredited investors (the “Investors”) pursuant to which, among other things, the Company agreed to issue to the Investors shares of the Company’s common stock immediately prior to the merger and Sonnet Holdings agreed to issue to the Investors warrants to purchase shares of Sonnet Holdings common stock on the tenth trading day following the consummation of the merger in a private placement transaction for an aggregate purchase price of approximately $19.0 million (which amount is comprised of (x) a $4.0 million credit to Chardan Capital Markets, LLC (“Chardan”), in lieu of certain transaction fees otherwise owed to Chardan by the Company, and (y) $15.0 million in cash from the other Investors). From the $15 million of cash received, $6.0 million was paid to Sonnet Holdings at the time of close (and transferred to a then-wholly-owned subsidiary which was spun-out from Sonnet Holdings along with Sonnet Holdings’ restaurant business at the time of the merger) and approximately $1.5 million transaction costs were paid, resulting in net cash proceeds of $7.5 million.

The Company entered into a common stock purchase agreement with GEM Global Yield Fund LLC SCS (“GEM”) on August 6, 2019, as amended on September 25, 2019 and January 31, 2020, (the “GEM Agreement”). Pursuant to the GEM Agreement, GEM agreed to purchase up to $20.0 million (“Aggregate Limit”) of the Company’s common stock over a three-year period commencing on the date the original agreement was executed; provided that during any period when the Company’s public float is less than $75.0 million, the Aggregate Limit will instead be equal to one-third of the amount of the Company’s public float over any consecutive 12-month period. No common stock has been issued to date under the GEM Agreement.

Coronavirus Pandemic

On March 10, 2020, the World Health Organization characterized the novel COVID-19 virus as a global pandemic. There is significant uncertainty as to the likely effects of this disease which may, among other things, materially impact the Company’s planned clinical trials. This pandemic or outbreak could result in difficulty securing clinical trial site locations, CROs, and/or trial monitors and other critical vendors and consultants supporting the trial. In addition, outbreaks or the perception of an outbreak near a clinical trial site location could impact the Company’s ability to enroll patients. These situations, or others associated with Covid-19, could cause delays in the Company’s clinical trial plans and could increase expected costs, all of which could have a material adverse effect on the Company’s business and its financial condition. At the current time, the Company is unable to quantify the potential effects of this pandemic on its future operations.

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